CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated March 8, 2012 for The HAGIN Keystone Market Neutral Fund, a series of Cottonwood Mutual Funds, and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 3 under the Securities Act of 1933 and Pre-Effective Amendment No. 3 under the Investment Company Act of 1940 to the Cottonwood Mutual Funds’ Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services

COHEN FUND AUDIT SERVICES, LTD.

Westlake, Ohio

March 15, 2012